Exhibit 10.1


                           SOFTWARE LICENSE AGREEMENT


PARK CITY GROUP, INC.                                   CANNON EQUIPMENT COMPANY
P.O. BOX 5000                                           15100 BUSINESS PARKWAY
PARK CITY, UTAH 84060                                   ROSEMOUNT, MN 55068
ATTN:  RANDALL K. FIELDS                                ATTN:

========================================================  ======================
                      Software                                 License Fee
Supply Chain Profit Link, as described in Exhibit 1,
including an unlimited number of locations
========================================================  ======================
      Total License Fee Amount Due                            $3,000,000.00
========================================================  ======================

We grant, and you accept, a perpetual, non-exclusive and non-transferable license for you and your affiliates to use the Software listed above, subject to all the terms of this License.

While such license does not include the right to transfer or sublicense (other than to your affiliates), we acknowledge and agree that you may utilize the Software in support of store layout design, collation and dissemination of retail sales intelligence, design and manufacture of display systems and other product and services businesses, and that such utilization will include, among other matters, making the results that are produced from using the Software available to retailers and brand-owners in order to measure the efficacy of the products and services provided by or through you or your affiliates to any such retailer and brand-owner. The Total Amount Due is payable upon delivery of the Software and execution of a software escrow agreement for your benefit with a third party escrow agent reasonably satisfactory to you (the "Effective Date").

Maintenance service commences after expiration of the limited warranty service period of ninety (90) days. The cost for maintenance for the first nine (9) months of maintenance following the limited warranty period is included in the Total License Fee Amount. Maintenance of the Software shall continue thereafter annually unless and until terminated by you on not less than thirty (30) days prior written notice to us. The cost of maintenance is calculated as 18% of the then current license fee for the applications included in this agreement for the first year following the initial nine (9) month period payable at the beginning of the maintenance period for which payment is made. For all subsequent years for which maintenance services may be contracted the maintenance fee may be increased annually to reflect the change in the Consumer Price Index. If you elect to cancel and later wish to resume maintenance services, you will, as a condition of maintenance resumption, pay us all maintenance fees that would have been due from the date of cancellation to the date of resumption, as if you had not cancelled maintenance services. With respect to maintenance services, you will reimburse us for all charges that we incur in computer-to-computer communications and for travel, accommodations and other reasonable out-of-pocket expenses for such services performed outside of Park City, Utah with your consent, which may not be unreasonably withheld. Any additional services or other offerings from Park City Group for the benefit of Customer will be covered under separate agreement(s).

The Software is licensed, not sold.

Licensee:                                      Licensor:
CANNON EQUIPMENT COMPANY                       PARK CITY GROUP, INC.


By:____________________________________        By:______________________________
Name:__________________________________        Name:____________________________
Title:_________________________________        Title:___________________________
Date:__________________________________        Date:____________________________

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General License Terms and Limited Warranty

1. DEFINITIONS

         1.1 "Software" means the application software (in object code form) listed on the front hereof, and all corrections, updates , modifications and replacement versions or products to such software that we provide to you.

         1.2 "Documentation" means specifications, users manuals and other documentation supplied by us with the Software, and all updates that we provide to you.

         1.3 "Product" means the Software and the Documentation, and also includes any hardware or software devices used to enable execution of the Software.

2. LICENSE

         2.1 What You Are Entitled To Do. You and your affiliates may (a) copy and use the Software on any number of computers, servers and terminals, including networked and multi-user computers and terminals, with any number of your clients, and on your host computers and communications servers; (b) copy the Documentation for use with the Software; (c) use the Product only in your business and/or that of your affiliates, including use of the Software in support of store layout design, collation and dissemination of retail sales intelligence, design and manufacture of display systems and other product and services businesses, and that such utilization will include, among other matters, making the results that are produced from using the Software available to retailers and brand-owners in order to measure the efficacy of the products and services provided by or through you or your affiliates to any such retailer and brand-owner and (d) make backup and archival copies of the Software. You may transfer the Software between computers. You must maintain a record of all copies made of the Product, and permit us to verify the locations and computers on which the Software is installed.

         2.2 What You Are Not Entitled To Do. You will not (a) install the Software on your client's computers; (b) assign, license or voluntarily transfer, whether by operation of law or otherwise, your rights hereunder; (c) loan, rent, lease or sublicense the Product; (d) use the Software to perform services for others other than as specified in paragraph 2.1(c); (e) decompile, disassemble or otherwise reverse engineer the Software; (f) modify, translate or create derivative works of the Product unless you are then entitled to possession of the source code for the Software; or (g) remove any copyright or other proprietary designations from the Product.

         2.3 Third Party Product. If the Software incorporates other software licensed to us ("Third Party Software"), we grant to you a non-exclusive, non-transferable and non-assignable sublicense to use such Third Party Software. The operation of the Software does not require you to have rights to other software not licensed to us except for Windows, Terminal Services, Oracle or SQL Database.

3. SELECTION AND USE

         You are solely responsible for the Software's selection, and unless we are hosting it for you also its installation, operation and proper use (including its conformity as implemented to local laws), verifying data input, output and results obtained, making back-ups, and providing data files or tables for the operation of the Software.

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4. PROPRIETARY RIGHTS

         We have copyrights in the Product, and patents or patents pending in portions of the Product, and retain all intellectual property rights in inventions, applications and other works of authorship prepared or derived using the Product, excluding your proprietary business information, materials, trade marks and forms reproduced in your implementation of the Product. The Product contains trade secrets and information proprietary to us. In addition, you may learn other information, which we designate as, or from its nature or the circumstances of its disclosure should have been known to be, confidential or proprietary to us. Unless compelled by legal process, you may not use, disclose, provide or otherwise make the Product or any such information (including the terms of this License) available to any person other than your employees with a need to know, persons retained for its installation, your agents, consultants and customers bound by confidentiality covenants consistent with your confidentiality obligations hereunder, and will ensure that any access to the Product or such information will comply with this License. The foregoing obligations shall not apply to information which: (i) is publicly available prior to the date of this agreement; (ii) becomes publicly available after the date of this agreement through no wrongful act of the Receiving Party; (iii) is furnished to others by the Disclosing Party without any proprietary restrictions on their right to use or disclose; (iv) is known by the Receiving Party without any proprietary restrictions at the time of receipt of such information from the Disclosing Party or becomes rightfully known to the receiving Party without proprietary restrictions from a source other than the Disclosing Party; or (v) is independently developed by the Receiving Party by persons who did not have access, directly or indirectly, to the Proprietary Information.

         You also have copyrights in your products, and/or patents or patents pending in your products, and we acknowledge and agree that you retain all intellectual property rights in inventions, applications and other works of authorship prepared or derived using your products, excluding our proprietary business information, materials, trade marks and forms reproduced in your implementation of the Product. In the course of our relationship we may learn other information, which you designate as, or from its nature or the circumstances of its disclosure should have been known to be, confidential or proprietary to you. Unless compelled by legal process, we will not use, disclose, provide or otherwise make any such information (including the terms of this License) available to any person other than our employees with a need to know, persons retained for its installation, our agents, and consultants bound by confidentiality covenants consistent with our confidentiality obligations hereunder, and will ensure that any access to your products or such information will comply with this paragraph. The foregoing obligations shall not apply to information which: (i) is publicly available prior to the date of this agreement; (ii) becomes publicly available after the date of this agreement through no wrongful act of the Receiving Party; (iii) is furnished to others by the Disclosing Party without any proprietary restrictions on their right to use or disclose; (iv) is known by the Receiving Party without any proprietary restrictions at the time of receipt of such information from the Disclosing Party or becomes rightfully known to the receiving Party without proprietary restrictions from a source other than the Disclosing Party; or (v) is independently developed by the Receiving Party by persons who did not have access, directly or indirectly, to the Proprietary Information.

5. LIMITED WARRANTY

         5.1 What Our Limited Warranty Covers. We warrant that the Software delivered to you will conform in all material respects to specifications contained in the Documentation, to the description thereof set forth in Exhibit 1 hereto, to the version of the Software previously delivered to you and to the most recent version of the Software on the date of delivery, will be free of computer viruses and will be free from "material" defects, for a period of ninety (90) days after delivery. During the warranty period, and thereafter so long as you subscribe and pay for our maintenance services, we will (a) provide you with hot line telephone support from 9:00 a.m. to 5:00 p.m. MST, on regular business days, excluding our holidays; (b) provide you with corrections, updates and other modifications that we develop and make available to our maintenance customers without additional charge; and (c) provide, as soon as is reasonably practicable, an avoidance procedure for or correction to any breach of the foregoing warranty. For such purpose, a defect is "material" if it causes execution of the Software to terminate abnormally, produces misleading or incorrect results, does not perform a function described in the Documentation, or impairs data integrity. If we are unable after reasonable efforts to provide an avoidance procedure or correction curing such breach, you may (i) during the limited warranty period, terminate your license of the defective Software module or, (ii) during any maintenance period, terminate your license and our maintenance services for the defective Software module. EXCEPT FOR ANY REMEDIES THAT MAY BE AVAILABLE TO YOU UNDER THE SOFTWARE ESCROW AGREEMENT, THE PROVISIONS OF THIS SECTION 5.1 SET FORTH OUR ENTIRE LIABILITY AND YOUR SOLE REMEDIES WITH RESPECT TO OUR WARRANTY AND MAINTENANCE SERVICES. Services are available only for the most current and the immediately preceding version or edition of the Software. You will provide us with a personal computer or workstation identical to and configured exactly like the personal computers or workstations on which you have installed the Software (we will return the computer or workstation when our maintenance services end). Either of us may terminate maintenance services at the end of the current period on 30 days prior notice.

         5.2 What Our Limited Warranty Does Not Cover. We do not warrant uninterrupted or error-free operation, compatibility with hardware or software not specified in the documentation, or anything concerning Third Party Software. Our warranty will terminate (a) if the Software is not installed, operated and maintained in accordance with instructions and specifications contained in the Documentation or is modified in a manner not authorized by us, (b) if corrections, updates and modifications supplied by us are not implemented or (c) if you do not reasonably cooperate with us so that we can fulfill our responsibilities hereunder.

         5.3 NO OTHER WARRANTIES. THE ABOVE WARRANTY IS MADE IN LIEU OF, AND WE DISCLAIM, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6. PATENTS AND COPYRIGHTS

         We will defend you against claims that the Software or any portion thereof infringes a U.S. patent or copyright, and pay (a) all costs, damages and attorney's fees finally awarded against you as a result of such claim, and (b) any settlement of such claim, provided that you notify us promptly in writing of such claim, give us complete authority and control of, and fully cooperate with us in, the defense and settlement of such claim. If any such claim occurs, or in our sole opinion is likely to occur, we will in our sole discretion and at our own expense (i) procure for you the right to continue use of the infringing Software, (ii) modify or replace the Software so that it becomes non-infringing, without impairing its functionality, or (iii) direct you to cease using the infringing Software. If we direct you to cease use, or if we cannot provide a right to continue use, or a replacement or modification, of the infringing Software, we will refund your license fee for the infringing Software or infringing portion thereof, less a charge for use based on straight-line amortization of such fee over five (5) years. We have no liability or obligation for claims based on (A) modifications not authorized or supplied by us, (B) the combination of the Software with other software or hardware not specified in the Documentation, (C) infringement by Third Party Software alone, rather than in combination with the Software, (D) claims that could have been avoided by timely implementation of corrections, updates and modifications provided by us and (E) any settlement made by you without our consent. THIS SECTION 6 STATES OUR ENTIRE OBLIGATION FOR INFRINGEMENT CLAIMS.

7. MAXIMUM AGGREGATE LIABILITY. IN NO EVENT WILL OUR TOTAL LIABILITY FROM ALL CAUSES OF ACTION OF ANY KIND RELATED TO THIS LICENSE, INCLUDING TORT, CONTRACT, NEGLIGENCE AND STRICT LIABILITY, EXCEED THE TOTAL AMOUNT PAID BY YOU TO US.

8. EXCLUSION OF CERTAIN DAMAGES. REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, IN NO EVENT WILL WE BE LIABLE FOR ANY LOST PROFITS OR DATA, OR ANY FORM OF SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF WE KNEW OR HAD REASON TO KNOW IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

9. NO RIGHT OF TERMINATION; REMEDIES

         This License is non-terminable, without prejudice to the right of each party to sue the other for breach of contract and recover damages.

10. GENERAL

         10.1 Attorney's Fees. The prevailing party in any legal action concerning this License is entitled to recover its reasonable attorney's fees and costs following a final judgment.

         10.2 Construction; Headings. Section headings are for convenience and will not affect the construction or interpretation of any provisions of this License.

         10.3 Entire Agreement. This License contains our entire agreement, and may be modified only by a signed written document. THIS LICENSE MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT. ALL PRIOR ORAL DISCUSSIONS ARE MERGED IN THIS LICENSE. No course of dealing or failure or delay in exercising any right, privilege, remedy or option will operate as a waiver of any right, privilege, remedy or option under this License.

         10.4 Announcement. We reserve the right to publish public notification of a contractual agreement between the parties and that we will not disclose the specific terms and conditions of the agreement.

         10.5 Export. The Software is subject to restrictions and controls imposed under U.S. export laws. You certify that neither the Software nor any direct product thereof is being or will be exported or re-exported, directly or indirectly, to any country for which a validated license is required under such laws without first obtaining such a validated license.

         10.6 Excusable Delays. We are not liable for delays in or failure of performance due to causes beyond our reasonable control.

         10.7 Governing Law. This License is governed by the laws of Utah, excluding laws pertaining to choice of law. Any provision found to be unenforceable or invalid will be severable and will not affect the enforceability or validity of the other provisions to the maximum extent permissible.